Exhibit 10.2

Trademark Transfer and License-Back Agreement

This Trademark Transfer and License-Back Agreement (this “Agreement”), effective as of the date of last signature below (the “Effective Date”), is by and between Dragonfly Energy Corp., a Nevada Corporation (“Dragonfly Energy”), and Battle Born Battery Products, LLC, a Nevada limited liability company (“Battle Born Battery Products”). Dragonfly Energy and Battle Born Battery Products are sometimes referred to herein, collectively, as the “Parties,” and each, individually, as a “Party”.

WHEREAS, Dragonfly Energy is the owner of certain rights in and to the Licensed Marks (defined below); and

WHEREAS, the Licensed Marks are subject to the lien and security interest of Alter Domus (US), LLC as agent (the “Term Loan Agent”) for the lenders (the “Term Loan Lenders”) party to the Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022 (as amended supplemented or otherwise modified prior to the date hereof and as the same may be further amended, supplemented or otherwise modified, the “Term Loan Agreement”) among Dragonfly Energy as Borrower thereunder, the other Credit Parties thereunder and as defined therein, and the Term Loan Lenders party thereto; and

WHEREAS, Dragonfly Energy desires to transfer the rights in and to the Licensed Marks on an as-is basis to Battle Born Battery Products who desires to obtain such rights, in exchange for 100% of the ownership interests in Battle Born Battery Products and an exclusive, sublicensable (in the Dragonfly Market (defined below)), license-back of all rights in and to the Licensed Marks worldwide in the Dragonfly Market on the terms and conditions set out in this Agreement; and

WHEREAS, following the transfer of the Licensed Marks to Battle Born Battery Products and in addition to the licenses granted herein, the Licensed Marks will also be licensed to Stryten Energy LLC, a Delaware limited liability company (“Stryten”), by Battle Born Battery Products for Stryten’s exclusive use in the Stryten Market (as defined below) pursuant to that certain Trademark License Agreement, dated as of even date herewith, by and between the Parties and Stryten.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Brand Manual/Use Guidelines” means Battle Born Battery Products’ guidelines for the form and manner in which the Licensed Marks may be used under this Agreement, a copy of which is attached to this Agreement as Schedule 4, including any amendments or updates to them as the Parties may agree to in writing from time to time.

“Confidential Information” has the meaning set forth in Error! Bookmark not defined.12.

“Dragonfly Market” has the meaning set forth on Schedule 3.

“Effective Date” has the meaning set forth in the preamble.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, award, decree, other requirement, or rule of law of any federal, state, local, or foreign government, or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

“Licensed Marks” means the trademarks and service marks owned by Dragonfly prior to, and Battle Born Battery Products following, the assignment pursuant to Section 2 of this Agreement, that consist of or include the wording BATTLE BORN (or variations thereof), whether registered or unregistered, including the marks set forth on Schedule 1, along with any iterations or variants thereof owned by Dragonfly prior to, and Battle Born Battery Products following, the assignment pursuant to Section 2 of this Agreement.

“Licensed Products” means batteries, and any other products that Battle Born Battery Products and Dragonfly Energy may agree on in writing from time to time, for manufacture, advertising, marketing, distribution, and sale under the Licensed Mark.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Representatives” means, with respect to any Person, all officers, directors, stockholders, managers, managing directors, managing members, members, principals, employees, attorneys, agents, trustees, financial advisors, restructuring advisors, accountants, investment bankers, consultants, managed accounts, managed funds and other representatives of such Person.

“Specs” means the written technical specifications to which each Licensed Product must conform that shall be mutually agreed upon by Battle Born Battery Products and Dragonfly Energy in good faith.

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“Stryten Market” means business-to-business sales and all sales outside sales of consumer products directly to consumers in the following markets: (a) automotive, (b) marine, (c) powersports, (d) lawn & garden, (e) golf carts, and (f) military and defense. Notwithstanding anything to the contrary herein, if Stryten’s market under the Trademark License Agreement is expanded in accordance with the terms thereof, the definition of “Stryten Market” in this Agreement shall automatically be interpreted to include any such expansion and Dragonfly Energy’s (and any sublicensees’) right to use the Licensed Marks in such expanded market shall automatically terminate.

“Term” has the meaning set forth in Section 15.

2. Assignment. Dragonfly Energy hereby irrevocably conveys, transfers, and assigns to Battle Born Battery Products all right, title, and interest in, under and to all Licensed Marks, and all associated goodwill arising from the use of the Licensed Marks to Battle Born Battery Products, free and clear of all liens and other encumbrances (other than the security interest granted pursuant to the Term Loan Agreement).

3. As-Is Transfer; Disclaimer of Warranties. Battle Born Battery Products acknowledges and agrees that the Licensed Marks are being transferred on an “as-is, where-is” basis, with all faults and defects, and that Dragonfly Energy is not making any representation or warranty of any kind with respect to the value or validity of the Licensed Marks. EXCEPT FOR THE SPECIFIC WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, DRAGONFLY ENERGY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT AND THE LICENSED MARKS, INCLUDING ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT, DRAGONFLY ENERGY MAKES NO REPRESENTATION OR WARRANTY THAT ANY OF THE LICENSED MARKS ARE VALID OR THAT THE EXERCISE BY EITHER PARTY OF ANY RIGHTS GRANTED UNDER THIS AGREEMENT WILL NOT INFRINGE THE RIGHTS OF ANY PERSON.

4. Recordation and Further Actions. Concurrently with the execution and delivery of this Agreement, Dragonfly Energy is executing and delivering to Battle Born Battery Products a trademark assignment substantially in the form of Schedule 2 hereto (the “IP Assignment”). Dragonfly Energy hereby authorizes Battle Born Battery Products to record the IP Assignment with the relevant trademark authorities in each applicable jurisdiction. Following the Effective Date, upon Battle Born Battery Products’ request and at Dragonfly Energy’s sole cost and expense, Dragonfly Energy shall take such steps and actions, and provide such cooperation and assistance to Battle Born Battery Products and its successors, assigns, and legal Representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Licensed Marks to Battle Born Battery Products.

5. License.

(a) Grant. In consideration of Dragonfly Energy’s transfer of the Licensed Marks to Battle Born Battery Products as set forth in Section 2, Battle Born Battery Products hereby grants to Dragonfly Energy a perpetual (unless terminated in accordance with Section 15), fully paid up and royalty-free, sublicensable (pursuant to Section 5(b)), non-transferable (except as provided in Section 17), exclusive license to use the Licensed Marks throughout the world worldwide in the Dragonfly Markets.

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(b) Sublicensing. Dragonfly Energy shall have the limited right to sublicense the Licensed Marks to another Person for the sole purpose of allowing such Person to assist Dragonfly Energy in connection with the production, distribution, advertising, commercialization or sale of the Licensed Products in the Dragonfly Markets in strict accordance with the terms of this Agreement.

(c) Reservation of Rights. Battle Born Battery Products hereby reserves all rights not expressly granted to Dragonfly Energy under this Agreement.

(d) Market Restrictions. Dragonfly Energy shall not: (i) conduct advertising of Licensed Products targeted to any industry outside the Dragonfly Markets (which may be expanded in accordance with Section 18(c)); or (ii) purposefully seek orders for Licensed Products from outside the Dragonfly Markets (which may be expanded in accordance with Section 18(c)). Dragonfly Energy’s rights in respect of the Licensed Marks will apply to all direct sales to consumers on consumer products in the Dragonfly Markets.

6. Quality Standards and Control.

(i) Brand Manual/Use Guidelines. Dragonfly Energy shall ensure that all products and services offered and/or sold under the Licensed Marks, as well as all related advertising, promotional and other uses of the Licensed Marks by Dragonfly Energy, conform in all material respects to at least the same standards of quality heretofore met by Dragonfly Energy’s products and services it provides and the Brand Manual/Use Guidelines.

(ii) Compliance with Specifications. Dragonfly Energy shall comply, in all material respects, with the specifications and standards for the Licensed Products contained in the Specs, including their design and manufacture.

(iii) Compliance with Laws. In exercising its rights under this Agreement, each Party shall comply with all applicable Laws. Dragonfly Energy shall promptly provide Battle Born Battery Products with copies of all communications with any governmental, regulatory, or industry authority relating to the Licensed Marks.

(iv) Inspection of Facilities. Upon reasonable (no less than thirty (30) days’) prior written notice and during Dragonfly Energy’s normal business hours, Dragonfly Energy shall permit Battle Born Battery Products to inspect Dragonfly Energy’s facilities used for the manufacture, storage, or distribution of the Licensed Products to ensure compliance with the quality standards or any other specifications or requirements set forth in this Agreement to the extent necessary under applicable Law to maintain the validity of the Licensed Marks and protect the goodwill associated therewith.

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(v) Submission of Materials for Approval. Prior to any use of the Licensed Mark on a Licensed Product that has not previously been approved or is not substantially consistent with a previously approved Licensed Product and thereafter at any time following Battle Born Battery Products’ reasonable written request (not to exceed twice a calendar year unless Battle Born Battery Products has reason to believe that the Licensed Product does not meet applicable Specs and deems receipt of a production sample of the Licensed Product hereunder necessary in its reasonable discretion), Dragonfly Energy shall, at its own expense, supply a representative production sample of the Licensed Product to Battle Born Battery Products for approval and Battle Born Battery Products shall grant such approval if such Licensed Product meets applicable Specs. If such sample does not meet applicable Specs and Battle Born Battery Products rejects such sample, it shall give written notice of such rejection (in reasonable detail to facilitate cure by Dragonfly Energy) to Dragonfly Energy within fourteen (14) days of Battle Born Battery Products’ receipt of the sample. In the absence of a written notice of rejection within fourteen (14) days of receipt of a sample, the sample will be deemed to have been approved by Battle Born Battery Products.

(vi) Rejected, Damaged, or Defective Products. Dragonfly Energy shall not knowingly sell, market, distribute, or permit any third party to sell, market or distribute, any Licensed Products that are damaged or defective.

(vii) Complaints. Dragonfly Energy shall reasonably promptly following Battle Born Battery Products’ written request, provide such Parties with details of any complaints it has received relating to the Licensed Products together with reports on the manner in which such complaints are being, or have been, resolved, in each case to the extent relating to the Licensed Mark.

(viii) Subcontracting. Dragonfly Energy is liable for all acts and omissions of any authorized subcontractor engaged by Dragonfly Energy hereunder.

(ix) Product Recall. Dragonfly Energy agrees to take commercially reasonable steps, which may include, without limitation, product recalls, to abate any health or safety risks posed by the Licensed Products reasonably promptly. Upon Battle Born Battery Products’ reasonable written request, Dragonfly Energy shall provide to Battle Born Battery Products for Battle Born Battery Products’ review and approval, a copy of Dragonfly Energy’s recall program for the Licensed Products. Dragonfly Energy has complete responsibility for determining if a product recall is required and Dragonfly Energy bears responsibility for all costs and expenses associated with any recall of the Licensed Products.

(x) Cooperation. The Parties shall all cooperate in good faith with respect to controlling the quality of any products bearing the Licensed Mark, including with respect to monitoring and corrective action processes, warranties and pricing.

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7. Use of the Licensed Mark

(a) Compliance with Battle Born Battery Products’ Directions. Dragonfly Energy shall comply in all material respects with the directions regarding the form and manner of the application of the Licensed Marks contained in the Brand Manual/Use Guidelines or is consented to by Battle Born Battery Products (such consent not to be unreasonably withheld, conditioned or delayed).

(b) No Other Marks. Apart from the Licensed Marks, any other trademark, service mark, trade name or logo affixed to, or used in connection with, the Licensed Products, may be so affixed or used provided that such affixation or use complies with the Brand Manual/Use Guidelines.

(c) Trademark Notices. Dragonfly Energy shall ensure that all Licensed Products sold by Dragonfly Energy and all related quotations, specifications, and descriptive literature, and all other materials carrying the Licensed Marks, be marked with the appropriate trademark notices as set forth in the Brand Manual/Use Guidelines.

8. Ownership and Registration.

(a) Acknowledgement of Ownership. Dragonfly Energy acknowledges that (i) Battle Born Battery Products is, as of the date hereof, the owner of the Licensed Marks throughout the world and all goodwill related thereto, and (ii) all use of the Licensed Marks by Dragonfly Energy under this Agreement and any goodwill accruing from such use will inure solely to Battle Born Battery Product’s benefit. If Dragonfly Energy acquires any ownership rights in the Licensed Marks, by operation of law or otherwise, Dragonfly Energy hereby irrevocably assigns such rights to Battle Born Battery Products without further action by any of the Parties.

(b) Dragonfly Energy Restrictions. Dragonfly Energy agrees that it shall not directly or indirectly:

(i) knowingly take, omit to take, or permit any action which will dilute the Licensed Marks or tarnish or bring into disrepute the reputation of or goodwill associated with the Licensed Marks, or which will invalidate or jeopardize any registration of the Licensed Marks; or

(ii) apply for, or obtain, or assist any Person in applying for or obtaining any registration of the Licensed Marks, or any trademark, service mark, trade name, or other indicia confusingly similar to the Licensed Marks.

(c) No Encumbrances. Dragonfly Energy shall not grant any security interest or lien against any application or registration included in the Licensed Mark in the United States Patent and Trademark Office or elsewhere (other than the security interest granted pursuant to the Term Loan Agreement).

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(d) The Parties hereby agree to amend this Agreement (and any permitted sublicenses granted hereunder) to reflect any expansion of the Stryten Market in accordance with the Trademark License Agreement and terminate Dragonfly Energy’s (and any sublicensees’) right to use the Licensed Marks in such expanded market.

9. Maintenance, Enforcement, and Ownership of the Licensed Marks.

(a) Maintenance. Battle Born Battery Products shall, at the cost and expense of Dragonfly Energy, diligently and timely maintain all registrations of the Licensed Marks in full force and effect, and Battle Born Battery Products shall keep Dragonfly Energy informed of all material developments in connection therewith. Dragonfly Energy shall provide, at the request of Battle Born Battery Products and at Dragonfly Energy’s sole cost and expense, all reasonably necessary assistance in connection with such maintenance efforts for the registrations of the Licensed Marks. Battle Born Battery Products shall not abandon any of the Licensed Marks without the prior written consent of Dragonfly.

(b) Notification and Enforcement. Battle Born Battery Products shall promptly notify Dragonfly Energy upon becoming aware of any infringement or dilution of the Licensed Marks. Battle Born Battery Products shall, at the sole cost and expense of Dragonfly Energy, take all actions reasonably necessary action to enforce the Parties’ rights in and to the Licensed Marks, including, but not limited to, bringing actions or proceedings against third parties engaging in actual, suspected, or threatened infringement, counterfeiting, dilution, or other conflicting use (an “Infringement”) of the Licensed Marks. Battle Born Battery Products shall timely notify Dragonfly Energy of any actual or potential Infringement of the Licensed Marks by any third party of which it becomes aware, and Battle Born Battery Products shall thereafter keep Dragonfly Energy reasonably informed on the status of its efforts to enforce the Parties’ rights in and to the Licensed Marks. Dragonfly Energy shall provide all reasonably necessary assistance in connection with such enforcement efforts for the Licensed Marks. For the avoidance of doubt, Battle Born Battery Products shall have no obligation with respect to enforcement of the Licensed Marks other than as set forth in this Section 9(b).

(c) Retention of Rights. For the avoidance of doubt, except for the transfer and license of the right, title, and interest in and to the Licensed Marks as expressly provided by this Agreement, the Parties agree and acknowledge that neither Party is transferring to the other Party any rights whatsoever in and/or to any other current or future intellectual property of that Party, including, but not limited to, any artwork, packaging, labeling, copy, text, or other written, printed, graphic, electronic, audio, or video advertising and/or promotional materials used or created for use in connection with any advertising and promotion of that Party, whether or not the foregoing utilizes the Licensed Marks.

10. Marketing and Advertising Requirements.

(a) Generally. Dragonfly Energy shall not knowingly advertise, market, or promote the Licensed Products in a way that reduces or diminishes the reputation, image, and prestige of the Licensed Marks or of products sold under or by reference to the Licensed Marks (including, without limitation, the Licensed Products).

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(b) Approval of Marketing and Advertising Materials. Prior to any use of the Licensed Marks in advertisements, marketing, or promotional material, product branding, and educational/informational documentation for the Licensed Products which has not previously been approved or is not substantially consistent with a previously approved use, Dragonfly Energy shall send to Battle Born Battery Products for its prior approval the visual proof of such proposed advertisements or marketing or promotional material for the Licensed Products and Battle Born Battery Products shall grant such approval if such use complies with the Brand Manual/Use Guidelines. If such use does not comply with the Brand Manual/Use Guidelines and Battle Born Battery Products disapproves of such material, it shall give written notice of such disapproval (in reasonable detail to facilitate cure by Dragonfly Energy) to Dragonfly Energy within ten (10) business days of receipt by Battle Born Battery Products of the material. In the absence of a written notice of disapproval within ten (10) business days of receipt of such materials, the materials will be deemed to have been approved by Battle Born Battery Products. Dragonfly Energy shall not use any material in the advertising, marketing, promotion, branding, or educational materials of Licensed Products that Battle Born Battery Products has not approved. Approval of any particular use of any Licensed Marks, once given by Battle Born Battery Products, shall continue in effect with respect to such use and use substantially consistent therewith, without need for further approval.

11. Cost of Marketing and Advertising. Except as otherwise provided in this Agreement, as between the Parties, Dragonfly Energy shall bear the costs of all advertising, marketing, and promotion for the Licensed Products in the Dragonfly Market during the Term.

12. Confidentiality. Each Party acknowledges that in connection with this Agreement, it may gain access to information that is treated as confidential by the other Party, including, without limitation, information about the other Party’s business operations and strategies, goods and services, customers, pricing, marketing, and other sensitive and proprietary information (collectively, “Confidential Information”). Each Party shall not use any Confidential Information of the other Party for any purpose other than as reasonably necessary to exercise its rights or perform its obligations under this Agreement and shall not disclose the other Party’s Confidential Information to any other Person.

13. Non-Disparagement. The Parties agree that they and all those acting in concert with them will not make any disparaging statements or representations, either directly or indirectly, whether orally or in writing, by word or gesture, or through use of the Licensed Marks, to any Person or entity, about the other Party or Stryten, the other Party’s or Stryten’s products or services, or the other Party’s or Stryten’s attorneys, Representatives, affiliates, directors, officers, employees, or agents. For purposes of this Section, a disparaging statement or representation shall include any communication or use of the Licensed Marks which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, good character, or product/service quality of the person or entity to whom the communication relates.

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14. Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date: (i) it is duly organized, validly existing, and in good standing under the laws of the state or jurisdiction of its organization; (ii) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; (iii) the execution of this Agreement by its Representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of such Party; and (iv) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

15. Term and Termination.

(a) This Agreement is effective as of the Effective Date, and the license granted hereunder will continue in perpetuity unless terminated earlier in accordance with this Error! Bookmark not defined.15 or the Parties mutually agree in writing to terminate this Agreement, in accordance with the terms of this Section 15 (the “Term”). Notwithstanding anything herein to the contrary, in no case will termination of this Agreement terminate or otherwise impact the assignment of intellectual property to Battle Born Battery Products under this Agreement.

(b) Termination for Cause. This Agreement may be terminated by a Party, if the other Party materially breaches this Agreement and (if such breach is curable) the other Party fails to cure such breach within thirty (30) days of being notified in writing to do so or, if such breach cannot reasonably be cured within thirty (30) days, then the other Party shall commence curing the breach within thirty (30) days and diligently pursue such cure thereafter.

(c) Post-Termination Rights and Obligations.

(i) Effect of Termination. On the termination of this Agreement for any reason and subject to any express provisions set out elsewhere in this Agreement:

(A) all rights and licenses granted pursuant to this Agreement shall immediately cease; and

(B) Dragonfly Energy shall immediately cease all use of the Licensed Marks.

(d) Sell-Off Period. On termination of this Agreement for any reason, Dragonfly Energy shall have the right to dispose of all stocks of Licensed Products in its possession and all Licensed Products in the course of manufacture or production as of the date of termination for a period of twelve (12) months after the date of expiration or termination of this Agreement, in each case, in accordance with the terms and conditions of this Agreement.

(e) Effect of Termination. The rights and obligations of the Parties set forth in this Error! Bookmark not defined.15 and Section 1, Section 2, Section 3, Section 4, Section 5(c), Section 6(iii) & (viii), Section 8, Section 9(c), Section 12, Section 15, Section 16 and Section 17, and any right, obligation, or required performance of the Parties in this Agreement, which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration. Without limiting the generality of the foregoing and for the avoidance of doubt, no termination of this Agreement or the license granted hereunder shall rescind, compromise, limit or otherwise affect, in any manner whatsoever, the transfer and assignment of all rights, title and interests in, to and under the Licensed Marks to Battle Born Battery Products provided in this Agreement or the IP Assignment. No Party shall be relieved of any liability with respect of any inaccuracy, breach or non-fulfillment of any provision hereof prior to such termination or expiration, or of any provision hereof that survive the termination hereof after the termination hereof.

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16. Binding Agreement; Third Party Beneficiary. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and assigns. Stryten shall be a third-party beneficiary with regard to Sections 2, 4, 5, 6, 7, 8, 9, 10, 13, 15, 17, 18 of this Agreement, and shall be entitled to all the benefits thereunder and entitled to enforce such provisions.

17. Assignment. No Party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without the other Parties’ prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving a Party (regardless of whether such Party is a surviving or disappearing entity) or sale of all or substantially all the assets or business of such Party to which this Agreement relates will be deemed to be a transfer of rights, obligations, or performance under this Agreement for which the other Parties’ prior written consent is not required, provided that, in each case, the successor entity to which this Agreement is assigned expressly agrees to be bound by this Agreement and all other related agreements between the Parties. No delegation or other transfer will relieve a Party of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Error! Bookmark not defined.17 is null and void. Notwithstanding anything herein to the contrary, the Licensed Marks and Battle Born Battery Products’ obligations under this Agreement, the Trademark License Agreement and all other related agreements between the Parties must remain with the same owner and may not be separately assigned or otherwise transferred, in whole or in part.

18. General Provisions.

(a) Notices. All correspondence or notices required or permitted to be given under this Agreement must be in writing, in English, and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time in writing). Each Party shall deliver all notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the notice has complied with the requirements of this Section 18(a). Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as specified in a notice given in accordance with this Section):

If to Dragonfly Energy:	1190 Trademark Dr., Suite #108 Reno, Nevada 89512 Attn: Dominic Sinnott E-mail: dsinnott@dragonflyenergy.com

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If to Battle Born Battery Products:	Battle Born Battery Products, LLC 1190 Trademark Dr., Suite #108 Reno, Nevada 89512 Attn: Dominic Sinnott E-mail: dsinnott@dragonflyenergy.com

(b) Entire Agreement. The recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. Sections of this Agreement have been labeled for the convenience of the Parties and such headings are not to be utilized for the purpose of construing the meaning of any provision of this Agreement. This Agreement, including and together with any related exhibits and schedules, constitutes the entire agreement of the Parties with respect to the subject matter contained herein. The Parties expressly acknowledge that they are entering into other agreements contemporaneously herewith and/or after this Agreement, and that this Agreement shall survive termination of such other agreements unless otherwise terminated in accordance with Section 15 of this Agreement.

(c) Amendment; Waiver. No amendment to this Agreement will be effective unless it is in writing and signed by both Parties and Stryten (provided that Stryten’s consent shall not be unreasonably withheld, conditioned or delayed), excluding any decision related to an expansion of the Dragonfly Markets outside the Stryten Market, which shall remain in the sole discretion of Dragonfly and Battle Born Battery Products provided that the Parties provide Stryten written notice of any such amendment at least ten (10) business days prior to any such amendment taking effect. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(d) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(e) Governing Law and Venue. This Agreement, and all matters arising out of or relating to this Agreement, will be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to any choice or conflict of laws principles thereof. The Parties hereto waive any objection which either may have based on lack of jurisdiction or improper venue or forum non conveniens to any suit or proceeding instituted by either Party under this Agreement in any state or federal court with jurisdiction over Washoe County, state of Nevada, and consent to the granting of such legal or equitable relief as is deemed appropriate by such court.

(f) Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Patties have caused this Trademark Transfer and License- Back Agreement to be executed as of the last signature below by their respective officers thereunto duly authorized.

Dragonfly Energy, Corp.

By:	/s/ Denis Phares
Name:	Denis Phares
Title:	CEO
Dated:	July 29, 2024

Battle Born Battery Products, LLC

By:	/s/ Denis Phares
Name:	Denis Phares
Title:	CEO
Dated:	July 29, 2024

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SCHEDULE 1

Licensed Marks

Trademark	Jurisdiction	Trademark Registration / Application No.
	United States	Reg. No. 6895225

	United States	Reg. No. 7284871

	United States	Reg. No. 7284872

	European Union	Reg. No. 018848387

	United Kingdom	Reg. No. UK00003888983

	International Registration (and designated countries granting protection)	Reg. No. 1683242

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Trademark	Jurisdiction	Trademark Registration / Application No.

	Australia	Reg. No. 2300563

	Mexico	Reg. No. 2575209

	Canada	App. No. 2209962

BATTLE BORN BATTERIES	United Kingdom	Reg. No. UK00003888951

BATTLE BORN BATTERIES	European Union	Reg. No. 018848379

BATTLE BORN	International Registration (and designated countries granting protection)	Reg. No. 1681667

	Australia	Reg. No. 2299023

	Mexico	Reg. No. 251881

	Canada	Reg. No. TMA1228473

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Trademark	Jurisdiction	Trademark Registration / Application No.

BATTLE BORN	United States	Reg. No. 4999731

BATTLE BORN	United States	Reg. No. 7276690

BATTLE BORN	United States	Reg. No. 7276689

BATTLE BORN ENERGY	United States	Reg. No. 6428841

BATTLE BORN SOLAR	United States	Reg. No. 6428842

	United States	Ser. No. 98197989

BATTLE BORN BASE STATION	United States	Ser. No. 98198017

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SCHEDULE 2

FORM OF

TRADEMARK ASSIGNMENT

This Trademark Assignment (“Assignment”) is entered into as of July 29, 2024 (the “Effective Date”) by Dragonfly Energy Corp., a Nevada corporation having an address of 1190 Trademark Drive, Suite 108, Reno, Nevada 89521 (“Assignor”), on the one hand, and Battle Born Battery Products, LLC, a Nevada limited liability company having an address 1190 Trademark Drive, Suite 108, Reno, Nevada 89521 (“Assignee”), on the other hand. For purpose of this Assignment, Assignor and Assignee may be collectively referred to herein as the “Parties” or each separately as “Party.”

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to the following:

Assignor hereby assigns, transfers and conveys to Assignee, and Assignee does hereby accept the assignment, transfer and conveyance of, all right, title and interest in, to and under the marks set forth on Exhibit A, the goodwill associated therewith and symbolized thereby, all past, present and future claims, counterclaims, credits, causes of action, choses in action, rights of recovery and rights of setoff against third persons for infringements, violations, dilutions or contract breaches, together with the right at law or equity to sue and recover for any past, continuing and/or future infringements, violations, dilutions or contract breaches and collect any resulting recovery of damages, lost profits, legal fees and costs, including from acts which may have occurred prior to the Effective Date (collectively, “Assigned Trademarks”), all of the foregoing rights, titles and interests to be held and enjoyed by Assignee, for Assignee’s own use and benefit and for the use and benefit of Assignee’s successors, assigns or other legal Representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment, transfer and conveyance had not been made. Assignor makes no representation, warranty or covenant with respect to the Assigned Trademark, except that it has the authorization to effectuate this assignment and the registrations referenced above are active and pending with the United States Patent and Trademark Office.

Assignor authorizes and requests that the Commissioner for Trademarks of the United States Patent and Trademark Office and any other applicable government officer record this Assignment.

This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but all of which shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment by facsimile or other electronic means of transmission (including, “.pdf”) shall be effective as delivery of a manually executed counterpart of this Assignment.

This Assignment shall be governed by and construed in accordance with the laws of Nevada without giving effect to its choice of law provisions.

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DRAGONFLY ENERGY CORP.	BATTLE BORN BATTERY PRODUCTS, LLC.

As Assignor	As Assignee

By:	By:
Title:	Title:
Date:	Date:

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EXECUTION VERSION

EXHIBIT A

ASSIGNED TRADEMARKS

TRADEMARK	JURISDICTION	Trademark Registration / Application No.

	UNITED STATES	REG. NO. 6895225

	UNITED STATES	REG. NO. 7284871

	UNITED STATES	REG. NO. 7284872

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Trademark	Jurisdiction	Trademark Registration / Application No.

	EUROPEAN UNION	REG. NO. 018848387

	UNITED KINGDOM	REG. NO. UK00003888983

	INTERNATIONAL REGISTRATION (AND DESIGNATED COUNTRIES GRANTING PROTECTION)	REG. NO. 1683242

	AUSTRALIA	REG. NO. 2300563

	MEXICO	REG. NO. 2575209

	CANADA	APP. NO. 2209962

BATTLE BORN BATTERIES	UNITED KINGDOM	REG. NO. UK00003888951

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Trademark	Jurisdiction	Trademark Registration / Application No.

BATTLE BORN BATTERIES	EUROPEAN UNION	REG. NO. 018848379
BATTLE BORN	INTERNATIONAL REGISTRATION (AND DESIGNATED COUNTRIES GRANTING PROTECTION)	REG. NO. 1681667

	AUSTRALIA	REG. NO. 2299023

	MEXICO	REG. NO. 251881

	CANADA	REG. NO. TMA1228473

BATTLE BORN	UNITED STATES	REG. NO. 4999731

BATTLE BORN	UNITED STATES	REG. NO. 7276690

BATTLE BORN	UNITED STATES	REG. NO. 7276689

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Trademark	Jurisdiction	Trademark Registration / Application No.

BATTLE BORN ENERGY	UNITED STATES	REG. NO. 6428841

BATTLE BORN SOLAR	UNITED STATES	REG. NO. 6428842

	UNITED STATES	SER. NO. 98197989

BATTLE BORN BASE STATION	UNITED STATES	SER. NO. 98198017

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Execution Version

SCHEDULE 3

DRAGONFLY MARKETS

Execution Version

SCHEDULE 4

BRAND MANUAL/USE GUIDELINES